Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
------

Fidelity Bancorp, Inc.
                                                         STATE OR OTHER
                                                           JURISDICTION             PERCENTAGE
SUBSIDIARIES                                             OF INCORPORATION            OWNERSHIP
------------                                             ----------------            ---------

Fidelity Bank, PaSB                                      Pennylsvania                  100%

FB Statutory Trust II                                    Connecticut                   100%

SUBSIDIARIES OF FIDELITY BANK, PASB
-----------------------------------

FBIC, INC.                                               Delaware                      100%
